EXHIBIT 23.2


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      As independent public accountants, we hereby consent to the use of our report dated September 24, 1999 for Intelli-Check, Inc. included in or made a part of this registration statement.

                                                             ARTHUR ANDERSEN LLP

New York, New York
November 15, 1999